UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 6, 2014

DEALERTRACK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 516-734-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure	2
Item 9.01 Financial Statements and Exhibits EXHIBIT INDEX	2

Item 7.01 Regulation FD Disclosure.

Dealertrack Data Services, Inc. (“Seller”), a wholly-owned subsidiary of Dealertrack Technologies, Inc. (“Dealertrack”), expects to enter into one or more Stock Purchase Agreements to sell (the “Transaction”) all or substantially all of its shares of the common stock of TrueCar, Inc. (“TrueCar”), a Delaware corporation. Seller currently owns 15,601,761 shares of common stock of TrueCar. In the event Seller sells all of the shares of TrueCar common stock that it currently owns, the aggregate consideration to be received by Seller in the Transaction is approximately $92.5 million in cash. The TrueCar common stock is carried on Dealertrack’s consolidated balance sheet as a cost method investment in the amount of $82.7 million.

Dealertrack intends to use a portion of the net after-tax proceeds from the Transaction as part of the purchase consideration for its announced acquisition of Dealer Dot Com, Inc. and, accordingly, expects to reduce the amount of the proposed Term Loan B debt financing in connection therewith from $625 million to $575 million.

  The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Dealertrack Technologies, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding Dealertrack, the Acquisition, and all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014

Dealertrack Technologies, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description